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Exhibit 21.1

SUBSIDIARIES OF ALLIANCE CAPITAL

        Each of the entities listed below are wholly-owned subsidiaries of Alliance Capital, unless otherwise indicated:

Alliance Capital Management Corporation of Delaware
(Delaware)

ACM Software Services Ltd.
(Delaware)

Alliance Capital Asset Management (India) Private Ltd.
(India; 75% owned)

Alliance Capital Australia Limited
(Australia)

Alliance Capital Management Australia Limited
(Australia; 50% owned)

Alliance Capital Management New Zealand Limited
(New Zealand; 50% owned)

Alliance Capital Management (Asia) Ltd.
(Delaware)

Alliance Capital (Mauritius) Private Limited
(Mauritius)

Alliance Corporate Finance Group Incorporated
(Delaware)

Alliance Capital Latin America Ltda.
(Brazil)

ACAM Trust Company Private Limited
(India)

Alliance Capital Management Canada, Inc.
(Canada)

Alliance Capital (Luxembourg) S.A.
(Luxembourg)

Alliance Eastern Europe Inc.
(Delaware)

Alliance Capital Global Derivatives Corporation
(Delaware)

Alliance Barra Research Institute, Inc.
(Delaware)

AllianceBernstein Investment Research and Management, Inc.
(Delaware)

Alliance Global Investor Services, Inc.
(Delaware)

Alliance Capital Oceanic Corporation
(Delaware)

Alliance Capital Portfolio and Fund Management Egypt S.A.
(Egypt; no current business activities)

Alliance Capital Asset Management (Japan) Ltd.
(Japan)

ACM Global Investor Services S.A. ("ACMGIS")
(Luxembourg)

ACM Fund Services (Espana) S.L.
(Spain; no current business activities)

ACM International (France) SAS
(France)

Alliance Capital Limited
(UK)

Alliance Capital Services Limited
(UK)

Cursitor Alliance LLC
(Delaware)

Alliance-Cecogest S.A.
(France; no current business activities)

Cursitor Holdings Limited
(UK; no current business activities)

Alliance Asset Allocation Limited
(UK; no current business activities)

Dimensional Trust Management Limited
(UK; no current business activities)

Cursitor Services Limited
(UK; no current business activities)

Meiji-Alliance Capital Corporation
(Delaware; 50% owned)

New-Alliance Asset Management (Asia) Limited ("New-Alliance")
(Hong Kong; 50% owned)

ACM New-Alliance (Luxembourg) S.A.
(Luxembourg; 50% owned by New-Alliance, 1% owned by ACMGIS)

Alliance Capital Management (Singapore) Ltd.
(Singapore)

Alliance Capital Management (Proprietary) Limited ("ACMPL")
(South Africa; 80% owned)

Alliance-Odyssey Capital Management (Namibia)(Proprietary) Limited
(Namibia; 100% owned by ACMPL)

Alliance-MBCA Capital (Private) Limited
(Zimbabwe; 50% owned by ACMPL)

Alliance Capital Whittingdale Limited
(UK)

ACM Investments Limited
(UK)

Whittingdale Holdings Limited
(UK)

Whittingdale Nominees Limited
(UK; no current business activities)

Alliance Capital Management LLC
(Delaware)

Sanford C. Bernstein & Co., LLC
(Delaware)

Sanford C. Bernstein Limited
(UK)

Sanford C. Bernstein Proprietary Limited
(Australia)

Sanford C. Bernstein (CREST Nominees) Limited
(UK)

Albion Alliance LLC
(Delaware; 37.2% owned)

Alliance SBS-AGRO Capital Management Company
(Russia; 49% owned)

Far Eastern Alliance Asset Management
(Taiwan; 20% owned)

Hanwha Investment Trust Management Company, Ltd.
(Korea; 20% owned)

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Exhibit 21.1
SUBSIDIARIES OF ALLIANCE CAPITAL